UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2013

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma 74172-0172

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2013, Williams Partners L.P., a Delaware limited partnership (the “Partnership”) and Williams Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership, entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”). Pursuant to the terms of the Agreement, the Partnership may issue and sell from time to time through or to the Managers, as sales agents or principals, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $600 million (the “Common Units”).

Pursuant to the Agreement, sales, if any, of the Common Units will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed to between the Partnership and the Managers. The Agreement provides that a Manager, when it is acting as the Partnership’s sales agent, will be entitled to a commission of up to 2.0% of the gross sales price per Common Unit sold through such Manager, depending upon the number of Common Units sold. The Partnership may also sell Common Units to a Manager purchasing as principal for its own account at a price agreed upon at the time of sale. Any sale of Common Units to a Manager purchasing as principal will be pursuant to the terms of a separate terms agreement (the “Terms Agreement”) between the Partnership and the relevant Manager. The Partnership has no obligation to offer or sell any Common Units under the Agreement, and may at any time suspend offers and sales under the Agreement. A copy of the Agreement, including a form of Terms Agreement as an annex thereto, is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

The Common Units will be issued pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-187664). The Partnership filed a prospectus supplement, dated May 14, 2013 with the Securities and Exchange Commission in connection with the offer and sale of the Common Units.

Certain of the Managers and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or financial advisory transactions with us and our affiliates, in the ordinary course of their business. In addition, affiliates of certain of the Managers are lenders under that certain five year, $2,400,000,000 senior unsecured credit facility dated June 3, 2011 (as amended, modified or otherwise supplemented from time to time), by and among the Partnership and the Partnership’s affiliates, Northwest Pipeline GP and Transcontinental Gas Pipe Line Company, LLC, as borrowers, the lenders from time to time party thereto and Citibank, N.A., as Administrative Agent for the lenders.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement dated May 14, 2013, between Williams Partners L.P., Williams Partners GP LLC and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC, its General Partner

By:	/s/ Sarah C. Miller
Sarah C. Miller
Secretary

DATED: May 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated May 14, 2013, between Williams Partners, Williams Partners GP LLC and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.